Exhibit 5.1

Golenbock Eiseman Assor Bell & Peskoe LLP

711 Third Avenue

New York, New York 10017

October 19, 2023

Milestone Scientific Inc.

425 Eagle Rock Avenue, Suite 403

Roseland, New Jersey 070689

Ladies and Gentlemen:

We have acted as counsel to Milestone Scientific Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).

The Registration Statement relates to the proposed issuance and sale, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to an aggregate offering price of $45,000,000, or the equivalent thereof, of shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”), warrants or other forms of subscription rights to purchase any of the securities described above (the “Rights”), and units consisting of any combination of Common Stock, Preferred Stock or Rights (the “Units”, and together with the Common Stock, the Preferred Stock and the Rights, the “Securities”)

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a Certificate of Designation (a “Certificate of Designation”). The Rights are to be issued pursuant to an appropriate agreement or rights certificate (“Rights Agreement”), which will be incorporated by reference into the Registration Statement when the Rights are issued. The Units are to be issued pursuant to a unit agreement (the “Unit Agreement”), which will be incorporated by reference into the Registration Statement when Units are issued. The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K.

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (v) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (vi) that all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (vii) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (viii) that any Securities issuable by the Company and issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, that there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s organizational documents that are not otherwise reserved for issuance; (x) with respect to shares of Preferred Stock, the Certificate of Designation will set forth the terms thereof and be filed with the Secretary of State of Delaware prior to their issuance; (xi) with respect to the Rights and Units, the Company will have entered into a form of agreement for each of the Rights and Units as authorized by the Board of Directors; and (xii) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. With respect to shares of Common Stock, when both: (a) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and the terms of the offering of the shares of Common Stock and related matters; and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Rights to purchase Common Stock, upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to any particular series of shares of Preferred Stock, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designation relating to such Preferred Stock conforming to the Delaware General Corporation Law (the “DGCL”) and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Rights to purchase Preferred Stock, upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3. With respect to the Rights, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights, the Rights Agreement and related matters; and (b) the Rights Agreement has been duly executed and delivered against payment therefor, pursuant to the applicable definitive purchase, underwriting, warrant, subscription or similar agreement that has been duly authorized, executed and delivered by the Company and a warrant/rights agent, if any, and the certificates for the Rights have been duly executed and delivered by the Company and such warrant/rights agent, if any, then the Rights will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Units, when both: (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units, Unit Agreement, and related matters; and (b) and the underlying Securities that are components of the Units, in accordance with the applicable Unit Agreement, have been duly authorized, executed and delivered by the Company against payment therefor, pursuant to the applicable definitive purchase, underwriting, Unit Agreement or similar agreement that has been duly authorized, executed and delivered by the Company and a unit agent, if any, and the certificates for the Units have been duly executed and delivered by the Company and such unit agent, if any, then the Units will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Attorneys at our firm are admitted to the practice of law in the State of New York, and we express no opinion as to the laws of any other jurisdiction, other than the Federal laws of the United States of America and the DGCL. We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the state of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our firm name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours, /s/ Golenbock Eiseman Assor Bell & Peskoe LLP